                                                           Exhibit No. EX-99.h.5

                        PFO/TREASURER SERVICES AGREEMENT

     AGREEMENT  made as of January ___,  2008 by and between  RevenueShares  ETF
Trust,  a  Delaware  statutory  trust,  with its  principal  office and place of business at 2005 Market  Street,  Suite 2020,  Philadelphia,  Pennsylvania  (the
"Fund"),  and Foreside  Management  Services,  LLC, a Delaware limited liability company with its principal  office and place of business at Two Portland Square,
Portland, Maine 04101 ("Foreside").

     WHEREAS,  the Fund is registered under the Investment  Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

     WHEREAS,  the Fund  desires  that  Foreside  perform  certain  services and
Foreside is willing to provide those  services on the terms and  conditions  set forth in this Agreement;

     NOW  THEREFORE,  for  and in  consideration  of the  mutual  covenants  and agreements contained herein, the Fund and Foreside hereby agree as follows:

     SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

     (a) The Fund hereby  appoints  Foreside,  and Foreside  hereby  agrees,  to provide  an  individual,  as set  forth in  Appendix  A, to serve as the  Fund's
Principal Financial Officer ("PFO") and Treasurer to the Fund for the period and on the terms and conditions set forth in this Agreement.

     (b) In connection therewith,  the Fund has delivered to Foreside copies of:
(i) the Fund's  Declaration of Trust and Bylaws  (collectively,  as amended from time to time, "Organizational Documents");  (ii) the Fund's current Registration
Statement,  as  amended or  supplemented,  filed  with the U.S.  Securities  and
Exchange  Commission  ("SEC") pursuant to the Securities Act of 1933, as amended
(the "Securities  Act"), or the 1940 Act (the "Registration  Statement");  (iii)
the  Fund's  current   Prospectus   and  Statement  of  Additional   Information
(collectively,  as  currently  in effect  and as amended  or  supplemented,  the
"Prospectus" or "SAI", as the case may be, or the "Disclosure Documents");  (iv)
each plan of  distribution  or similar  document that may be adopted by the Fund under  Rule  12b-1  under the 1940 Act  ("Plan")  and each  current  shareholder service plan or similar document adopted by the Fund ("Service  Plan");  (v) all policies, programs and procedures adopted by the Fund with respect to the Funds, and shall promptly furnish Foreside with all amendments of or supplements to the foregoing. The Fund shall deliver to Foreside a certified copy of the resolution of the Board of Trustees of the Fund (the "Board") appointing Foreside hereunder and authorizing the execution and delivery of this Agreement.  In addition,  the
Fund shall deliver, or cause to deliver, to Foreside upon Foreside's  reasonable request any other  documents that would enable  Foreside to perform the services described in this Agreement.

     SECTION 2. DUTIES OF FORESIDE

     (a) Subject to the approval of the Board,  Foreside shall make available an individual  who is competent  and  knowledgeable  regarding the  management  and internal controls of the Fund to serve as the Fund's PFO and Treasurer, who will have the authority normally incident to such office,  including the authority to execute  documents  required to be executed by the Fund's  "Principal  Financial
Officer" and "Treasurer".

     (b) Foreside shall provide such other  services and assistance  relating to the affairs of the Fund as the Fund may, from time to time,  reasonably  request pursuant to mutually acceptable compensation and implementation agreements.

     (c) Foreside  shall  maintain  records  relating to its  services,  such as policies and procedures, relevant Board presentations, and other records, as are required to be maintained under the relevant securities laws. Such reports shall be  maintained  in the manner  and for the  periods  as are  required  under the applicable rule or regulation. The books and records pertaining to the Fund that are in the  possession of Foreside  shall be the property of the Fund. The Fund, or the Fund's  authorized  representatives,  shall have access to such books and records  at  all  times  during  Foreside's  normal  business  hours.  Upon  the reasonable  request of the Fund,  copies of any such books and records  shall be
provided   promptly  by   Foreside   to  the  Fund  or  the  Fund's   authorized
representatives at the Fund's expense.

     (d) Nothing  contained  herein shall be  construed  to require  Foreside to perform any service that could cause Foreside to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act.  Except with respect to Foreside's  duties as set forth in this Section 2 and except as otherwise  specifically  provided  herein, the Fund assumes all responsibility for ensuring that the Fund complies with all applicable  requirements  of the Securities  Act, the Exchange Act, the 1940 Act
and  any  laws,   rules  and  regulations  of  governmental   authorities   with
jurisdiction over the Fund. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations  promulgated under authority of the law and all official interpretations of such law or rules or regulations.

     (e) In order for Foreside to perform the services  required by this Section
2, the Fund (i) shall take reasonable  steps to encourage all Service  Providers to furnish any and all information to Foreside as reasonably requested; and (ii)
shall take reasonable steps to obtain the result that Foreside has access to all records and  documents  maintained  by the Fund or any  service  provider to the
Fund.

     (f) Foreside shall provide the services as set forth on Appendix A.

     SECTION 3. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

     (a)  Foreside  shall  be  under  no duty  to  take  any  action  except  as specifically set forth herein or as may be specifically agreed to by Foreside in writing.  Foreside  shall use its best  judgment  and efforts in  rendering  the services  described in this Agreement.  Foreside shall not be liable to the Fund or any of the  Fund's  stockholders  for any  action  or  inaction  of  Foreside relating  to  any  event  whatsoever  in the  absence  of  bad  faith,  reckless disregard,  negligence or willful  misfeasance in the  performance of Foreside's duties or obligations under this Agreement.  Further,  Foreside shall not liable to the Fund or any of the Fund's stockholders for any action taken or failure to act in good faith reliance upon: (i) the advice and opinion of Fund counsel; and
(ii) any certified copy of any  resolution of the Board;  and Foreside shall not be under any duty or  obligation  to inquire into the validity or  invalidity or authority  or  lack  thereof  of any  statement,  oral or  written  instruction, resolution,  signature, request, letter of transmittal,  certificate, opinion of counsel,  instrument,  report, notice,  consent, order, or any other document or instrument which Foreside reasonably believes in good faith to be genuine.

     (b) The Fund agrees to indemnify and hold harmless Foreside, its employees, agents,  directors,  officers and managers and any person who controls  Foreside within the  meaning of  section  15 of the  Securities  Act or Section 20 of the
Exchange  Act  ("Foreside  Indemnitees"),  against  and from any and all claims,
demands,    actions,   suits,   judgments,    administrative    proceedings   or
investigations, liabilities, losses, damages, costs, charges, reasonable counsel fees and other  expenses of every nature and character  arising out of or in any way related to  Foreside's  actions taken or failures to act with respect to the
Fund in connection with the performance of any duties or obligations  under this
Agreement (a "Foreside Claim"); provided, however, that nothing contained herein shall  entitle a Foreside  Indemnitee  to  indemnification  with  respect to any
Foreside  claim  arising  from  Foreside's  own bad faith,  reckless  disregard, negligence or willful malfeasance,  or breach of this Agreement. For purposes of this Agreement, Foreside's bad faith, willful malfeasance, or reckless disregard shall not include any action taken or not taken by Foreside  consistent with the last  sentence  of Section  3(a).  Further,  the Fund shall not be  required  to indemnify any Foreside  Indemnitee  if, prior to confessing  any Foreside  Claim against the Foreside  Indemnitee,  Foreside or the Foreside  Indemnitee does not give the Fund written notice of and reasonable opportunity to defend against the
Foreside claim in its own name or in the name of the Foreside Indemnitee.

     (c) Foreside agrees to indemnify and hold harmless the Fund, its employees, agents, directors, officers and managers ("Fund Indemnitees"),  against and from
any  and  all  claims,  demands,   actions,  suits,  judgments,   administrative
proceedings and investigations,  liabilities,  losses,  damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to (i) Foreside's  actions taken or failures to act with respect to the Fund that are not  consistent  with Section  3(a);  (ii) any breach  of this  Agreement  with  Foreside;  or (iii) any  breach of  Foreside's representations  set forth in Section 4 (a "Fund Claim").  Foreside shall not be required to indemnify any Fund Indemnitee if, prior to confessing any Fund Claim against  the Fund  Indemnitee,  the Fund or the  Fund  Indemnitee  does not give
Foreside written notice of and reasonable opportunity to defend against the Fund
Claim in its own name or in the name of the Fund Indemnitee.

     (d) Foreside shall not be liable for the errors of other service  providers to the Fund or their systems.

     SECTION 4. REPRESENTATIONS AND WARRANTIES

     (a) Foreside represents and warrants to the Fund that:

          (i) It is a limited  liability company duly organized and existing and in good standing under the laws of the State of Delaware;

          (ii) It is duly  qualified  to carry on its  business  in the State of
     Maine;

          (iii) It is  empowered  under  applicable  laws  and by its  Operating
     Agreement  to enter into this  Agreement  and perform its duties under this
     Agreement;

          (iv) All requisite corporate  proceedings have been taken to authorize it to  enter  into  this  Agreement  and  perform  its  duties  under  this
     Agreement;

          (v)  It  has  access  to  the  necessary  facilities,  equipment,  and personnel  to assist the  PFO/Treasurer  in the  performance  of his or her duties and obligations under this Agreement;

          (vi) This  Agreement,  when executed and delivered,  will constitute a legal,  valid and  binding  obligation  of  Foreside,  enforceable  against
     Foreside in accordance with its terms,  subject to bankruptcy,  insolvency, reorganization,  moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

          (vii) It shall report to the Board  promptly if Foreside  learns about
     PFO/Treasurer  malfeasance or in the event the  PFO/Treasurer is terminated as an officer by another Fund or terminated by Foreside;

          (viii) It shall comply with all applicable laws; and

          (ix) It shall maintain policies of insurance  reasonable and customary for its business.

     (b) The Fund represents and warrants to Foreside that:

          (i) It is a statutory  trust duly  organized  and existing and in good standing  under the laws of the State of Delaware  and is in good  standing under the laws of the State of Delaware;

          (ii) It is empowered  under  applicable laws and by its Fund Documents to enter into this Agreement and perform its duties under this Agreement;

          (iii) All requisite corporate proceedings have been taken to authorize it to  enter  into  this  Agreement  and  perform  its  duties  under  this
     Agreement;

          (iv) It is an open-end management  investment company registered under the 1940 Act;

          (v) This  Agreement,  when executed and delivered,  will  constitute a legal,  valid and binding obligation of the Fund,  enforceable  against the
     Fund in  accordance  with its  terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

          (vi) A  registration  statement  under  the  Securities  Act  and  the
     Exchange Act is and will remain effective and appropriate  State securities law  filings  will be or have been made and will  continue  to be made with respect the Fund; and

          (vii) The  PFO/Treasurer  shall be covered by the Fund's  Directors  &
     Officers/Errors  & Omissions Policy (the "Policy"),  and the Fund shall use reasonable  efforts to ensure that such coverage be (a)  reinstated  should the Policy be cancelled;  (b) continued after such officers ceases to serve as the Fund on  substantially  the same terms as such  coverage is provided for the Fund  officers  after such  persons  are no longer  officers of the
     Fund;  or (c)  continued  in the event the Fund  merges or  terminates,  on substantially  the same terms as such  coverage  is  provided  for the Fund officers (but for a period no less than six years).  The Fund shall provide
     Foreside  with proof of current  coverage,  including a copy of the Policy, and shall  notify  Foreside  immediately  should the Policy be cancelled or terminated.

          (viii) The  PFO/Treasurer  is a named officer in the Fund's  corporate resolutions  and  subject to the  provisions  of the Fund's  Organizational
     Documents regarding indemnification of its officers.

     SECTION 5. COMPENSATION AND EXPENSES

     (a) In consideration of the services  provided by Foreside pursuant to this
Agreement, the Fund shall pay Foreside the fees set forth in Appendix A hereto.

     All fees payable  hereunder  shall be accrued  daily by the Fund.  The fees payable for the services listed in Appendix A hereto shall be payable monthly in arrears on the first business day of each calendar month for services  performed during the prior calendar month. Any out-of-pocket  charges incurred by Foreside as set forth in Appendix A shall be paid as incurred. If fees begin to accrue in the  middle of a month or if this  Agreement  terminates  before  the end of any month,  all fees for the period  from that date to the end of that month or from the  beginning  of that  month to the date of  termination,  as the case may be, shall be prorated  according to the proportion that the period bears to the full month in which the effectiveness or termination  occurs. Upon the termination of this Agreement,  the Fund shall pay to Foreside such  compensation,  as shall be payable prior to the effective date of termination.

     (b) Foreside may, with respect to questions of law relating to its services hereunder,  apply to and obtain the advice and opinion of Fund counsel,  subject to coordination and pre-approval and consent by appropriate  representatives  of the Fund's investment adviser,  which consent shall not be reasonably  withheld.
The costs of any such advice or opinion shall be borne by the Fund.

     (c)  Foreside  shall  not be  responsible  for  and  will  not  assume  the obligation  for  payment  of  the  expenses  of  the  Fund,  including,  without limitation:  (i) the fee payable under this Agreement;  (ii) the fees payable to the investment adviser under an agreement between the investment adviser and the
Fund;  (iii) expenses of issue,  repurchase and redemption of Fund Shares;  (iv)
interest charges,  taxes and brokerage fees and commissions and short sale fees;
(v) premiums of insurance for the Fund,  the directors and officers and fidelity bond  premiums;  (vi) fees,  interest  charges and  expenses  of third  parties, including Fund counsel, counsel to the Fund's independent directors, independent
public  accountants,   compliance  audit  firms,  custodians,  transfer  agents,
dividend  disbursing  agents  and  Fund  accountants;  (vii)  fees  of  pricing, interest,  dividend,  credit  and  other  reporting  services;  (viii)  costs of
membership  in  trade  associations;   (ix)  telecommunications   expenses;  (x)
transmission  expenses;  (xi) costs of maintaining the Fund's  existence;  (xii)
costs of  preparing,  filing and  printing the Fund's  Prospectus,  subscription
application  forms  and  stockholder   reports  and  other   communications  and
delivering  them to  existing  stockholders,  whether  of record or  beneficial;
(xiii) expenses of meetings of stockholders and proxy  solicitations  therefore;
(xiv)  costs of  maintaining  books of  original  entry for  portfolio  and Fund accounting  and other  required  books and accounts and of  calculating  the net asset value of Shares;  (xv) costs of  stationery,  supplies and postage;  (xvi)
fees and expenses of the Fund's directors and officers (except those incurred by officers affiliated with Foreside);  (xvii) costs of other personnel  performing services  for the Fund;  (xviii)  costs of  Board,  Board  committee,  and other corporate meetings;  (xix) SEC registration fees and related expenses;  and (xx)
state,  territory  or foreign  securities  laws  registration  fees and  related expenses.

     SECTION 6. EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

     (a) This Agreement  shall become  effective on the date indicated  above or such time Foreside commences providing services under this Agreement,  whichever is later. Upon effectiveness of this Agreement,  this Agreement shall constitute the entire  agreement  between  the  parties and shall  supersede  all  previous agreements between the parties, whether oral or written relating to the Fund.

     (b) This Agreement shall continue in effect until terminated.

     (c) This  Agreement may be  terminated at any time,  without the payment of any penalty (i) by the Board on fifteen (15) days' written notice to Foreside or
(ii) by Foreside on thirty (30) days' written notice to the Fund;  provided that the provisions of this Agreement  related to services pursuant to Section 2, may be  terminated  at any time by the  Board,  effective  upon  written  notice  to
Foreside,  without the payment of any penalty;  the  remaining  portions of this
Agreement shall be considered severable and not affected.

     (d) The provisions of Sections 2(e), 3, 6(d), 6(e), 7, 10, 11, and 12 shall survive any termination of this Agreement.

     (e) This Agreement and the rights and duties under this Agreement otherwise shall not be  assignable  by either  Foreside or the Fund except by the specific written  consent of the other party.  All terms and provisions of this Agreement shall  be  binding  upon,  inure to the  benefit  of and be  enforceable  by the respective successors and assigns of the parties hereto.

     SECTION 7. CONFIDENTIALITY

     Each Party shall comply with the laws and  regulations  applicable to it in
connection  with  its  use  of  Confidential  Information,   including,  without
limitation, Regulation S-P (if applicable). Foreside agrees to treat all records and other information related to the Fund as proprietary information of the Fund and,  on behalf of  itself  and its  employees,  to keep  confidential  all such information, except that Foreside may

     (a) Release such other  information (i) as approved in writing by the Fund, which approval shall not be unreasonably  withheld and may not be withheld where
Foreside  is  advised by  counsel  that it may be  exposed to civil or  criminal contempt proceedings for failure to release the information (provided,  however, that Foreside  shall seek the approval of the Fund as promptly as possible so as to enable  the Fund to pursue  such  legal or other  action as it may  desire to prevent the release of such information) or (ii) when so requested by the Fund.

     SECTION 8. FORCE MAJEURE

     Foreside  shall not be  responsible  or liable for any  failure or delay in performance of its  obligations  under this Agreement  arising out of or caused,
directly  or  indirectly,   by  circumstances   beyond  its  reasonable  control
including,  without limitation,  acts of civil or military  authority,  national emergencies,  fire, mechanical  breakdowns,  flood or catastrophe,  acts of God, insurrection, war, riots or failure of the mails, transportation,  communication system or power  supply.  In  addition,  to the  extent  Foreside's  obligations hereunder are to oversee or monitor the  activities of third  parties,  Foreside shall not be liable for any failure or delay in the  performance  of  Foreside's duties  caused,  directly or  indirectly,  by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Foreside.

     SECTION 9. ACTIVITIES OF FORESIDE

     (a) Except to the extent necessary to perform Foreside's  obligations under this Agreement,  nothing herein shall be deemed to limit or restrict  Foreside's right,  or the right of any of  Foreside's  managers,  officers or employees who also may be a director,  trustee,  officer or  employee of the Fund  (including, without limitation, the PFO/Treasurer),  or who are otherwise affiliated persons of the Fund, to engage in any other  business or to devote time and attention to the management or other aspects of any other  business,  whether of a similar or dissimilar  nature, or to render services of any kind to any other  corporation, trust, firm, individual or association.

     (b) Upon prior approval by the Fund, Foreside may subcontract any or all of its  functions  or  responsibilities  pursuant to this  Agreement to one or more persons,  which may be  affiliated  persons of Foreside who agree to comply with the terms of this Agreement;  provided,  that any such subcontracting  shall not relieve  Foreside  of its  responsibilities  hereunder.  Foreside  may pay those persons  for  their  services,  but no such  payment  will  increase  Foreside's compensation or reimbursement of expenses from the Fund.

     SECTION 10. COOPERATION WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Foreside shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary  information available to the accountants for the performance of the accountants' duties.

     SECTION 11. LIMITATION OF STOCKHOLDER AND TRUSTEE LIABILITY

     The  trustees  of the Fund and the  stockholders  of the Fund  shall not be liable for any obligations of the Fund under this Agreement, and Foreside agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund.

     SECTION 12. MISCELLANEOUS

     (a) Neither party to this Agreement  shall be liable to the other party for
consequential,   special  or  indirect  damages  under  any  provision  of  this
Agreement.

     (b) This  Agreement  shall  be  governed  by,  and the  provisions  of this
Agreement shall be construed and interpreted  under and in accordance  with, the laws of the State of Delaware.

     (c) This  Agreement may be executed by the parties  hereto in any number of counterparts,  and all of the  counterparts  taken  together  shall be deemed to constitute one and the same instrument.

     (d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall  be  considered  severable  and  not  be  affected,  and  the  rights  and obligations  of the parties  shall be construed and enforced as if the Agreement did not contain the  particular  part,  term or provision  held to be illegal or invalid.

     (e) Section  headings in this Agreement are included for  convenience  only and are not to be used to construe or interpret this Agreement.

     (f) Notices,  requests,  instructions  and  communications  received by the parties  at their  respective  principal  places of  business,  or at such other address as a party may have designated in writing,  shall be deemed to have been properly given.

     (g) Nothing  contained in this  Agreement  is intended to or shall  require
Foreside,  in any capacity hereunder,  to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

     (h) The term  "affiliate"  and all forms thereof used herein shall have the meanings ascribed thereto in the 1940 Act.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

REVENUESHARES ETF TRUST

By:____________________
Name:  Vincent T. Lowry
Title:     President

FORESIDE MANAGEMENT SERVICES, LLC

By:________________________
Name:  Richard J. Berthy
Title:    Vice President

                             REVENUESHARES ETF TRUST
                        PFO/TREASURER SERVICES AGREEMENT

                                   Appendix A

                                January 29, 2008

(1)  PFO/Treasurer Services Fees

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     Per Registrant fee                             $         50,000
     -----------------------------------------------------------------
     Per Fund fee                                   $          7,500
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(2)  Out-Of-Pocket and Related Expenses

The Trust shall reimburse Foreside for the following out-of-pocket and ancillary expenses:

(i)  communications

(ii) postage and delivery services

(iii) record storage and retention  (imaging,  microfilm and shareholder  record storage)

(iv) reproduction

(v)  reasonable  travel  expenses  for the PFO incurred in  connection  with the responsibilities set out in this service agreement

(vi) reasonable  travel expenses incurred in connection with travel requested by the Board

(vii) other  expenses   incurred  in  connection  with  providing  the  services
     described in this Agreement if approved by the Board

(3)  Summary of experience of proposed PFO, Christopher Lanza.

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Month/year Birth   Officer                      Principal Occupation over the last 5 years

------------------------------------------------------------------------------------------------------------------
1961               Principal Financial Officer  Director, ETF Services, Foreside Management Services, LLC, Sep
                   and Treasurer                2007 to present; VP & Product Director, Citigroup Jun 04 to Sep
                                                07; Director, CLB Global Consulting, LLC  Dec 00 to May 04
------------------------------------------------------------------------------------------------------------------

(4)      Services

o    Attend and represent the funds at periodic board meetings as necessary;

o    Make all necessary  representations and certifications  including obtaining
     sub-certifications    from   various   providers   (i.e.,    Sarbanes-Oxley
     certifications,  conformity with GAAP principles, fraud certifications, SEC filings, management representation letters to fund auditors, etc.);

o    Review and sign as PFO/Treasurer on all shareholder  communications and all
     SEC filings such as N-CSR/proxies/NP-X/N-Q/Registration statements;

o    Execute as signatory in the Trust's disclosure control committees;

o    Undertake  periodic  risk-based  reviews  of the  funds'  service  provider operations to ensure compliance with fund policies and accounting statement requirements;

o    Design and  authorize  disclosure  controls and  procedures  for  financial statements  including  sign-off on design to ensure that all relevant  fund financial  information is properly  disclosed to the executive officers and the board;

o    Ensure  the  fund  administrator  is in  compliance  with  board  policies, procedures, by-laws and resolutions as they pertain to expense management;

o    Undertake  periodic  risk-based  reviews  of the  funds'  service  provider operations to ensure compliance with fund policies and accounting statement requirements;

o    Oversee the budgeting  process and authorize the procedures and authorities under which the fund  administrator will make expense payments on behalf of the funds;

o    Review performance of investment adviser,  independent accountant and other service providers as per certification requirements and coordinate contract renewal process regarding the same;

o    Approve the funds'  accounting  policies;  create and review  policies with investment adviser, funds' auditors and accountant and propose any required amendments for approval by the funds' board;

o    Coordinate timing of financial statement preparation and filings; review as per certification requirements;

o    Support the Principal  Executive  Officer of the trust and President of the investment  adviser to ensure that the goals of the trust are aligned  with the investment adviser's objectives;

o    Assist with the negotiation of contracts related to audit fees and fees for services with service providers and independent accountants;

o    Represent the funds as PFO/Treasurer at SEC examinations as required;

o    Present  materials  to  the  funds'  board,  audit  committees  and  senior management, as required or requested;

o    Periodic review of performance of each service  provider against the funds'
     policies,  procedures and contracts in cooperation  with the funds' CCO and
     President. Review performance against industry peer benchmarks; and

o    Other attendant duties of PFO/Treasurer as required.